POWER OF ATTORNEY

Each of the undersigned officers and Trustees of Advisors Series Trust (the “Trust”) hereby appoint Douglas G. Hess and Jeanine M. Bajczyk, each an officer of the Trust, each individually with power of substitution or resubstitution, their true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as an officer or Trustee, as applicable, of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

By signing this Power of Attorney, each of the undersigned officers and Trustees hereby revoke and rescind any earlier Power of Attorney signed by them in connection with their role as an officer or Trustee, as applicable, of the Trust.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 11th day of September, 2008.

Name	Title

/s/ Walter E. Auch	Trustee
Walter E. Auch

/s/ Donald E. O’Connor	Trustee
Donald E. O’Connor

/s/ George T. Wofford, III	Trustee
George T. Wofford, III

/s/ James Clayburn LaForce	Trustee
James Clayburn LaForce

/s/ George J. Rebhan	Trustee
George J. Rebhan

/s/ Joe D. Redwine	Trustee, Chairman and Chief Executive Officer
Joe D. Redwine

/s/ Douglas G. Hess	President and Principal Executive Officer
Douglas G. Hess

/s/ Cheryl L. King	Treasurer and Principal Financial Officer
Cheryl L. King

/s/ Jeanine M. Bajczyk	Secretary
Jeanine M. Bajczyk